Calculation of Filing Fee Tables
S-8
Telesat Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common and Class B variable voting shares, no par value per share	457(a)	1,000,000	$ 20.87	$ 20,870,000.00	0.0001531	$ 3,195.20
Total Offering Amounts:						$ 20,870,000.00		$ 3,195.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,195.20
Offering Note
[1]	Class A common shares and Class B variable voting shares of Telesat Corporation that will be available for purchase under the Telesat Corporation Employee Share Purchase Plan (the "ESPP"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of Class A common shares and Class B variable voting shares registered hereby is subject to adjustment to prevent dilution by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares. Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee for Common Shares to be purchased pursuant to the ESPP, based on the average of the high and low prices reported for Class A common shares and Class B variable voting shares on the Nasdaq Global Select Market on September 3, 2025, which was US$20.87 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A